UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Definitive Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

HFACTOR, INC.

(Name of Registrant As Specified In Its Charter)

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☐	check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HFACTOR, INC.

244 Madison Avenue, #1249

New York, New York 10016

(929) 930-3969

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

New York, New York *, 2023

This information statement has been mailed on or about October 31, 2023 to the stockholders of record on October 31, 2023 (the “Record Date”) of HFactor, Inc., a Georgia corporation (the "Company"), in connection with a certain action to be taken by the written consent by stockholders holding a majority of the voting shares of the Company, dated as of October 3, 2023. The action to be taken pursuant to the written consent shall be taken on or about November 20, 2023, at least 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors, /s/ Dawn Cames Principal Executive Officer, Sole Director

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING SHARES OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED OCTOBER 3, 2023.

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of stockholders holding a majority of the issued and outstanding shares of the Company dated October 31, 2023, in lieu of a special meeting of the stockholders. The following actions will be taken on or about November 20, 2023:

1.	CHANGING THE COMPANY’S CORPORATE DOMICILE FROM GEORGIA TO NEVADA.

2.	ADOPTING THE PROPOSED RESTATED BYLAWS OF THE COMPANY.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 200,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of which 50,467,414 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. The Company is authorized to issue up to 19,000,000 shares of preferred stock of which 1,000,000 shares have been designated as Series C Preferred stock and 18,000,000 shares have been designated as Series D Preferred Stock. As of the Record Date, there was 1 share of Series C Preferred Stock and 4,349 shares of Series D Preferred Stock issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Each share of Series C Preferred Stock votes at the rate of 1.5 multiplied by the addition of: (A) the number of shares of Common Stock issued and outstanding at the time of such vote; and (B) the number of votes in the aggregate of any outstanding shares of any class of preferred stock of the Corporation (other than the Series C Preferred Stock), if any, at the time of such vote; divided by (ii) the total number of shares of Series C Preferred Stock issued and outstanding at the time of such vote on all matters submitted to a vote of stockholders. The Series D Preferred Stock has no voting rights. Because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of October 3, 2023 have voted in favor of the foregoing proposal by resolution dated October 3, 2023; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on November 20, 2023.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to the Georgia Business Corporation Code (“O.C.G.A. § 14-2-705).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the Company’s Common Stock.

On October 3, 2023, shareholders holding a majority of the Company's outstanding voting stock voted in favor of the corporate matters outlined in this Information Statement, which actions are expected to take place on or before November 20, 2023. The matters relate to the approval to authorize changing the Company’s corporate domicile from Georgia to Nevada.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's outstanding voting shares voted in favor of the actions. Under the Georgia Corporations Code, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the action is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the actions consists of the vote of the holders of a majority of the voting power of the Common Stock, each of whom is entitled to one vote per share. Each share of Series C Preferred Stock votes at the rate of 1.5 multiplied by the addition of: (A) the number of shares of Common Stock issued and outstanding at the time of such vote; and (B) the number of votes in the aggregate of any outstanding shares of any class of preferred stock of the Corporation (other than the Series C Preferred Stock), if any, at the time of such vote; divided by (ii) the total number of shares of Series C Preferred Stock issued and outstanding at the time of such vote on all matters submitted to a vote of stockholders. As of the Record Date, 50,467,414 shares of Common Stock and 1 share of Series C Preferred Stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of our voting stock have voted in favor of the following actions:

1.	TO CHANGE THE COMPANY’S CORPORATE DOMICILE FROM GEORGIA TO NEVADA.

2.	TO ADOPT PROPOSED RESTATED BYLAWS OF THE COMPANY.

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WHAT VOTE IS REQUIRED TO APPROVE THE ACTIONS?

The affirmative vote of a majority of the shares of our voting stock outstanding on October 3, 2023, is required for approval of the action. A majority of the shares of our voting stock outstanding on October 3, 2023 voted in favor of the action.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of October 31, 2023 with respect to the beneficial ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)	Series C Stock Beneficially Owned	Percentage of Series C Stock (2)	Cumulative Voting Percent
Officers and Directors
Dawn Cames *	2,433,334	4.82%	1	100%	61.93%
Gail Levy *	11,076,400	21.95%	0	0%	8.78%
Mike Lee *	0	0%	0	0%	–
All officers and directors as a group (3 persons)	13,509,734	26.77%	1	100%	72.64%

5% Stockholders
Divario Ventures, LLC,	3,806,305	7.54%	0	0%	3.02%
Christopher Vingiano	3,000,000	5.94%	0	0%	2.38%

* Executive officer and/or director.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o HFactor, Inc., 244 Madison Avenue, #1249 New York, New York 10016.

(2)	Applicable percentage ownership is based on 50,467,414 shares of common stock outstanding as of October 31, 2023, together with securities exercisable or convertible into shares of common stock within 60 days of October 31, 2023 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of October 31, 2023 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

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APPROVAL OF THE CHANGE IN DOMICILE FROM GEORGIA TO NEVADA

On October 3, 2023, the Board unanimously adopted, and stockholders holding a majority of the Common Stock have approved, a resolution authorizing the Company to change the Company’s state of incorporation from Georgia to Nevada (the “Re-domicile”) and to adopt the proposed Restated Bylaws of the Company to better align with Nevada law.

Reasons for the Re-domicile

Nevada is a nationally-recognized leader in adopting and implementing comprehensive and flexible corporate laws that are frequently revised and updated to accommodate changing legal and business needs. As such, our Board of Directors believes that it will be beneficial to the Company and its stockholders to obtain the benefits of Nevada’s corporation laws. Nevada courts have developed considerable expertise in dealing with corporate legal issues and have produced a substantial body of case law construing Nevada corporation laws. Because the judicial system is based largely on legal precedents, the abundance of Nevada case law should serve to enhance the relative clarity and predictability of many areas of corporation law and allow our Board of Directors and management to make business decisions and take corporate actions with greater assurance as to the validity and consequences of such decisions and actions.

In addition, we anticipate that the Re-domicile will result in a reduced state tax obligations, as Nevada currently imposes no corporate income or franchise tax. Nevada also imposes a nominal amount of annual corporate fee on corporations. Based on the Company’s current authorized shares, we anticipate that the Company’s obligation for the Nevada annual corporate fee will be $175.00.

Certain Effects of the Re-domicile

The Re-domicile will effect a change in our legal domicile; however, it will not result in any change in headquarters, business, jobs, management, location of any of offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Re-domicile, which are immaterial). Management, including all directors and officers, will remain the same in connection with the Re-domicile. There will be no substantive change in the employment agreements for executive officers or in other direct or indirect interests of the current directors or executive officers as a result of the Re-domicile.

As a result of the Re-domicile, our Articles of Incorporation and Bylaws will suffer some procedural changes from our current Articles of Incorporation Bylaws such as a change in our registered office and agent from an office and agent in Georgia to an office and agent in Nevada and referring to Nevada law instead of Georgia law. There are some differences between the Georgia and Nevada corporation laws. Certain material differences between Georgia and Nevada law are discussed below. Such summary does not purport to be complete and is qualified in its entirety by reference to Georgia and Nevada corporate laws. A copy of our proposed Restated Bylaws is attached hereto as Appendix C.

Change from Georgia Law to Nevada Law

As a result of the Re-domicile, the Company will now be governed by Nevada corporation laws. The following chart summarizes some of the material differences between the Georgia Corporations Code and Nevada corporation laws. This chart does not address each difference between Georgia law and Nevada law, but focuses on some of those differences which we believe are most relevant to the existing stockholders. This chart is not intended as an exhaustive list of all differences and is qualified in its entirety by reference to Georgia and Nevada law.

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Governing Documents

	Georgia	Nevada

Amendment of Formation Document	After the corporation has issued shares, an amendment to the articles of incorporation generally requires approval by the board of directors and the shareholders (O.C.G.A. §§ 14-2-1002 and 14-2-1003).	An amendment to the corporation’s articles of incorporation generally requires approval by the board of directors and stockholders (NRS 78.390).
Adoption and Amendment of Bylaws

Initial bylaws must be adopted by either:

•   The incorporators.

•   The initial board of directors.

(O.C.G.A. § 14-2-206(a).)

Bylaws may be adopted, amended, or repealed by:

•   The shareholders (subject to certain statutorily enumerated exceptions).

•   The board of directors, unless:

•   the articles of incorporation or the BCC reserve this power exclusively to the shareholders in whole or in part; or

•   the shareholders, in amending or repealing a bylaw, expressly provide that the board of directors may not amend or repeal the bylaw.

(O.C.G.A. § 14-2-1020(a), (b).)

The Nevada Act does not specify how the initial bylaws are adopted.

Unless otherwise prohibited by a stockholder-adopted bylaw, the directors may adopt, amend, or repeal any bylaw, including a stockholder-adopted bylaw. The articles of incorporation may grant the authority to adopt, amend, or repeal bylaws exclusively to the directors. (NRS 78.120(2).)

Annual Report

	Georgia	Nevada
Annual Report	A Georgia corporation must file an annual registration (O.C.G.A. § 14-2-1622).

A Nevada corporation must, with its initial articles of incorporation and annually thereafter, file a list of officers and directors (NRS 78.150 and see SOS: Annual or Amended List and State Business License Application).

Fees and Penalties

$50 to file the annual registration if filed online ($60 for a paper filing) and $25 penalty for late filing (see SOS: Corporations Division Filing Fees).

Failure to timely file may result in administrative dissolution (O.C.G.A. § 14-2-1420(2)).

The filing fee is: • $150 for the initial list. • A minimum of $150 and maximum of $11,125 for the annual list, based on the value of the total number of authorized shares. (NRS 78.150(4).)

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Classes, Series, and Transfer of Shares

	Georgia	Nevada
Authorized Shares	The number of authorized shares can be increased by amending the articles of incorporation, which requires board and shareholder approval (O.C.G.A. §§ 14-2-1002 and 14-2-1003(e)).

The number of authorized shares can be increased by amending the articles of incorporation, which generally requires board and stockholder approval (NRS 78.390).

Before authorizing additional stock, the corporation should note that the filing fee for the amendment may vary based on the value of the total number of authorized shares (NRS 78.760(1), (2)(b) and see SOS: Profit Corporation Fee Schedule).

Management and Voting

	Georgia	Nevada
Board of Directors

A corporation must have a board of directors unless the board of directors is eliminated by either:

•   A shareholder agreement (O.C.G.A. § 14-2-732(a)(1)).

•   The articles of incorporation, shareholder-approved bylaws, or an agreement among the shareholders of a statutory close corporation (O.C.G.A. § 14-2-922(a)). (O.C.G.A. § 14-2-801(a).)

A corporation is governed by a board of directors, subject to any limitations of: • The Nevada Act. • The articles of incorporation. (NRS 78.115 and 78.120(1).)
Officers

A corporation has the officers described in its bylaws or appointed by the board of directors in accordance with the bylaws. One officer must be responsible for preparing minutes of meetings of the shareholders and board of directors and maintaining required corporate records. (O.C.G.A. § 14-2-840(a), (c).)

A person may hold more than one office (O.C.G.A. § 14-2-840(d)).

A corporation must have a president, secretary, and treasurer (or equivalent officers). All officers must be natural persons. A person may hold more than one office. (NRS 78.130(1), (3).)

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Shareholder Right to Call a Meeting

Shareholders holding at least 25% of the votes entitled to be cast on an issue may demand a special meeting, unless the articles of incorporation or bylaws require:

•   A higher or lower percentage, for corporations with more than 100 shareholders.

•   A lower percentage, for corporations with 100 or fewer shareholders.

(O.C.G.A. § 14-2-702(a)(2), (3).)

Stockholders may call a special meeting of stockholders only if authorized by the articles of incorporation or bylaws (NRS 78.310(2)).
Shareholder Action Without a Meeting

Shareholders may take action without a meeting with the written consent of:

•   All shareholders entitled to vote on the action.

•   If authorized by the articles of incorporation, the shareholders entitled to vote the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote were present and voted.

(O.C.G.A. § 14-2-704(a).)

The corporation must give written notice of any action taken by less than unanimous written consent to all non-consenting shareholders within ten days after the action is taken (O.C.G.A. § 14-2-704(f)).

Unless otherwise provided by the articles of incorporation or bylaws, stockholders may take action without a meeting with the written consent of the stockholders holding:

•   A majority of the voting power.

•   If different, the proportion of voting power required to take the action at a stockholders’ meeting.

(NRS 78.320(2).)

The corporation is not required to give notice of action taken by written consent (NRS 78.320).

Fiduciary Duties

	Georgia	Nevada
Elimination or Limitation of Liability

The articles of incorporation may eliminate or limit a director’s liability for monetary damages for any act or omission as a director, but not liability for:

•   Appropriation, in violation of the director’s duties, of a business opportunity of the corporation.

•   Acts or omissions involving:

•   intentional misconduct; or

•   a knowing violation of law.

•   Unlawful distributions (O.C.G.A. § 14-2-832).

•   Transactions from which the director received an improper personal benefit. (O.C.G.A. § 14-2-202(b)(4).)

The articles of incorporation may contain any provision, consistent with Nevada law, to limit director liability for breach of fiduciary duty (NRS 78.037(2) and Carroll Shelby Wheel Co., Inc. v. Carroll Shelby Tr., 2017 WL 3485760, *7 (C.D. Cal. 2017)).

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Commission, 100 F Street, N.E., Washington, DC 20549. Our Commission filings are also available to the public on the Commission’s website at http://www.sec.gov.

As we obtained the requisite stockholder vote for (i) the amendment to the Company's Restated Articles of Incorporation and (ii) changing the Company’s corporate domicile from Georgia to Nevada described in this Information Statement upon delivery of written consents from the holders of a majority of our outstanding shares of Common Stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

By Order of the Board of Directors, /s/ Dawn Cames Principal Executive Officer, Sole Director

New York, New York

October 31, 2023

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